Exhibit 99.1
Phoenix Technologies Ltd. Reports First Quarter Fiscal 2009 Financial Results
MILPITAS, CA. — January 27, 2009 — Phoenix Technologies Ltd. (NASDAQ: PTEC), the global leader in core systems software, today reported its financial results for the first quarter of fiscal 2009, ended December 31, 2008.

First Quarter Fiscal 2009 and Recent Highlights:

-	Total revenues were $17.4 million, unchanged from $17.4 million in Q1 FY2008;

-	GAAP net loss was ($9.3 million), or ($0.33) per share, compared with a net income of $2.5 million, or $0.09 per diluted share in Q1 FY2008;

-	Non-GAAP net loss, adjusted to exclude non-cash charges for amortization of intangible assets, restructuring charges and stock-based compensation, was ($5.0 million), or ($0.18) per share, compared with a non-GAAP net income of $3.7 million, or $0.13 per diluted share in Q1 FY2008;

-	Announced agreements with Lenovo, Samsung and a Fortune 100 PC OEM to provide Phoenix FailsSafe™ theft deterrence and data loss protection for notebooks;

-	Launched consumer versions of its flagship product, HyperSpace™, on January 6, 2009 at the Consumer Electronics Showcase (CES) in Las Vegas;

-	Announced an OEM partnership with ASUS on January 20, 2009 to install HyperSpace into its next-generation notebooks.
“Despite the industry-wide weakness in end-user demand for PCs during the December quarter and aggressive inventory reductions in the global PC supply chain, we are pleased that revenue growth from our new products and services was sufficient to offset declines in our core system revenues and resulted in total revenues that were level with those reported in the year-ago period,” stated Woody Hobbs, President and CEO of Phoenix Technologies. “In contrast, other major participants in our industry have reported substantial year on year revenue declines.”
Mr. Hobbs continued, “We remained committed to our previously stated intentions to support our new products and are encouraged by the favorable reaction of our major customers to both FailSafe and HyperSpace, and by the significant new customer agreements signed for each of these products. Furthermore, we are extremely pleased with the positive feedback we have received from industry analysts and the general press following the successful launch of our consumer versions of HyperSpace at CES earlier this month, where it won the coveted CES ‘Readers’ Choice’ award. More importantly, we recently announced the signing of an OEM agreement with the fastest growing notebook brand, ASUS, to incorporate HyperSpace into its next-generation notebooks.”
First Quarter Fiscal 2009 Financial Summary
Total revenues for the first quarter of fiscal 2009 ended December 31, 2008 were $17.4 million and flat, as compared with $17.4 million in the first fiscal quarter of 2008 ended December 31, 2007. Gross margins for the first fiscal quarter of 2009 were $13.8 million, a $1.5 million or 10% decrease, from gross margins of $15.3 million for the first fiscal quarter of 2008. Gross margin declined despite slightly improved gross margin on both license fee and service fee revenues as a result of the amortization of purchased intangible assets related to the Company’s three acquisitions completed in the second half of fiscal year 2008. Operating expenses for the first fiscal quarter of 2009 were $22.0 million, an increase of 84% as compared with $12.0 million for the first fiscal quarter of 2008. Net loss for the first fiscal quarter of 2009 was $9.3 million, or ($0.33) per share, as compared to net income of $2.5 million, or $0.09 per diluted share, in the year-ago period. The Company ended the first fiscal quarter of 2009 with cash and equivalents of $31.2 million, down from $37.7 million at the end of the fiscal year ended September 30, 2008.
Mr. Hobbs concluded, “Phoenix is pursuing a product strategy that affords it the opportunity to dominate a total addressable market much greater than that of core system software. As such, our focus in fiscal 2009 is to generate new product revenue via partnerships and integration efforts with hardware and software vendors, and we are already demonstrating strong execution on this front. At the same time, the economic climate remains challenging. We are therefore taking a prudent approach to managing the company’s operations in coming quarters and expect to more closely match anticipated revenues to projected expenses going forward while continuing to focus on Phoenix Technologies’ long-term value to the benefit of our shareholders.”
Conference Call Dial-in Details:
The Company will conduct its regularly scheduled quarterly financial announcement conference call today, Tuesday, January 27, 2009 at 5:30 a.m. PT/8:30 a.m. ET. Investors are invited to listen to a live audio web cast of the quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com. A replay of the web cast will be available two hours after the conclusion of the call and will be available for 90 calendar days. Alternatively, investors can listen to the conference call via telephone at: 800-762-8779 (U.S./Canada) or 480-248-5081 (international). An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until Friday, January 30, 2009. The audio replay can be accessed by dialing 800-406-7325 (U.S./Canada) or 303-590-3030 (international) and entering conference call ID 3963829#.
About Phoenix Technologies
Phoenix Technologies Ltd. (NASDAQ: PTEC) is the global market leader in system firmware that provides the most secure foundation for today’s computing environments. The PC industry’s top system builders and specifiers trust Phoenix to pioneer open standards and deliver innovative solutions that will help them differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products and services — AwardCore, Phoenix SecureCore, Embedded BIOS, Phoenix FailSafe, HyperSpace, BeInSync and eSupport — are revolutionizing the PC user experience by delivering unprecedented performance, security, reliability, continuity, and ease-of-use. The Company established industry leadership and created the PC clone industry with its original BIOS product in 1983. Phoenix has 159 technology patents and 146 pending applications, and has shipped in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com.
Phoenix, Phoenix Technologies, AwardCore, Phoenix SecureCore, Embedded BIOS, Phoenix FailSafe, HyperSpace, BeInSync, eSupport and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd.

Use of Non-GAAP Financial Information
To supplement Phoenix’s consolidated condensed financial statements presented on a GAAP basis, Phoenix also presents non-GAAP net income (loss) information in this press release. The adjustments in the current quarter consist principally of non-cash stock compensation expense as required according to Statement of Financial Accounting Standards (SFAS 123R) and the amortization of intangible assets. These non-GAAP adjustments, as well as management’s reasons for providing non-GAAP information, are more fully described in the reconciliation between net income (loss) on a GAAP basis and non-GAAP net income (loss) provided in the financial statements which accompany this press release.
Safe Harbor
The statements set forth above include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our ability to improve our financial performance, the continued positive reception of our HyperSpace products, the adequacy of our financial resources, our ability to generate new product revenue in fiscal 2009, our relationships with our partners, and our ability to create long-term shareholder value. These statements involve risk and uncertainties, including: our dependence on key customers; our ability to successfully enhance existing products and develop and market new products and technologies; our ability to achieve profitability; our ability to meet our capital requirements in the long-term and achieve positive cash flow from operations; our ability to attract and retain key personnel; product and price competition in our industry and the markets in which we operate; our ability to successfully compete in new markets where we do not have significant prior experience; our ability to maintain the average selling price of our Core System Software for Netbooks; end-user demand for products incorporating our products and services; the ability of our customers to introduce and market new products that incorporate our products and services; risks associated with any acquisition strategy that we might employ; results of litigation; failure to protect our intellectual property rights; changes in our relationship with leading software and semiconductor companies; the rate of adoption of new operating system and microprocessor design technology; risks associated with our international sales and operating internationally, including currency fluctuations, acts of war or terrorism, and changes in laws and regulations relating to our employees in international locations; whether future restructurings become necessary; our ability to increase the number of volume purchase agreements and pay-as-you-go arrangements with customers; any material weakness in our internal controls over financial reporting; our ability to convert free users to paid customers and retain customers for our subscription services; storage of confidential customer information; our ability to effectively manage our rapid growth; defects or errors in our products and services; consolidation in the industry we operate in; reliance on internet infrastructure; risk associated with usage of open source software; our dependence on third party service providers; changes in financial accounting standards and our cost of compliance; the effects of any software viruses or other breaches of our network security, power shortages and unexpected natural disasters; trends regarding the use of the x86 microprocessor architecture for personal computers and other digital devices; and changes in our effective tax rates. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this document are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
Investor Relations Contacts:
Phoenix Technologies Ltd.

Richard Arnold
Chief Operating Officer and Chief Financial Officer
Tel. +1 408 570 1256
investor_relations@phoenix.com
The Piacente Group, Investor Relations Counsel
Sanjay M. Hurry
Tel. +1 212 481 2050
phoenix@thepiacentegroup.com
Source: Phoenix Technologies Ltd.
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PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	September 30,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$31,219	$37,721
Accounts receivable, net of allowances	4,889	6,246
Other assets — current	8,851	8,190

Total current assets	44,959	52,157

Property and equipment, net	4,988	4,125
Purchased technology and other intangible assets, net	21,280	22,323
Goodwill	55,183	54,943
Other assets — noncurrent	3,132	2,994

Total assets	$129,542	$136,542

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,413	$2,855
Accrued compensation and related liabilities	3,466	6,050
Deferred revenue	15,054	15,010
Income taxes payable — current	3,634	4,099
Accrued restructuring charges — current	354	658
Other liabilities — current	9,845	10,318

Total current liabilities	35,766	38,990

Accrued restructuring charges — noncurrent	49	8
Income taxes payable — noncurrent	14,680	13,629
Other liabilities — noncurrent	2,666	2,508

Total liabilities	53,161	55,135

Stockholders’ equity:
Preferred stock	—	—
Common stock	30	29
Additional paid-in capital	239,495	235,562
Accumulated deficit	(71,130)	(61,786)
Accumulated other comprehensive loss	(47)	(466)
Less: Cost of treasury stock	(91,967)	(91,932)

Total stockholders’ equity	76,381	81,407

Total liabilities and stockholders’ equity	$129,542	$136,542

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2008	2008	2007
Revenues:
License fees	$14,484	$17,249	$15,409
Subscription fees	448	112	—
Service fees	2,434	2,641	1,955

Total revenues	17,366	20,002	17,364

Cost of revenues:
License fees	88	98	159
Subscription fees	306	144	—
Service fees	2,038	2,186	1,798
Amortization of purchased technology	1,143	828	71

Total cost of revenues	3,575	3,256	2,028

Gross Margin	13,791	16,746	15,336
Operating expenses:
Research and development	10,867	9,591	5,103
Sales and marketing	5,409	4,384	2,871
General and administrative	5,636	6,291	3,927
Restructuring	93	57	69

Total operating expenses	22,005	20,323	11,970

Income (loss) from operations	(8,214)	(3,577)	3,366

Interest and other income, net	270	1,000	677

Income (loss) before income taxes	(7,944)	(2,577)	4,043

Income tax expense	1,399	1,993	1,551

Net income (loss)	$(9,343)	$(4,570)	$2,492

Earnings (loss) per share:
Basic	$(0.33)	$(0.16)	$0.09
Diluted	$(0.33)	$(0.16)	$0.09

Shares used in earnings (loss) per share calculation:
Basic	28,371	27,936	27,149
Diluted	28,371	27,936	28,961
See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2008	2008	2007
Cash flows from operating activities:
Net income (loss)	$(9,343)	$(4,570)	$2,492
Reconciliation to net cash provided by (used in) operating activities:
Depreciation and amortization	1,618	1,305	550
Stock-based compensation	3,131	4,010	1,022
Other non cash charges	—	79	—
Loss from disposal of fixed assets	—	(7)	33
Change in operating assets and liabilities:
Accounts receivable	1,350	(1,245)	1,319
Prepaid royalties and maintenance	(142)	(15)	29
Other assets	(642)	327	332
Accounts payable	569	681	174
Accrued compensation and related liabilities	(2,527)	1,094	(933)
Deferred revenue	45	444	197
Income taxes	599	1,306	1,452
Accrued restructuring charges	(256)	(28)	(1,230)
Other accrued liabilities	(440)	126	530

Net cash provided by (used in) operating activities	(6,038)	3,507	5,967

Cash flows from investing activities:
Purchases of property and equipment and other intangible assets	(1,304)	(1,137)	(615)
Acquisition of businesses, net of cash acquired	(204)	(11,200)	—

Net cash used in investing activities	(1,508)	(12,337)	(615)

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	804	803	2,195
Repurchase of common stock	(35)	(254)	—
Principal payments under capital lease obligations	(2)	—	—

Net cash provided by financing activities	767	549	2,195

Effect of changes in exchange rates	277	(99)	47

Net increase (decrease) in cash and cash equivalents	(6,502)	(8,380)	7,594
Cash and cash equivalents at beginning of period	37,721	46,101	62,705

Cash and cash equivalents at end of period	$31,219	$37,721	$70,299

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) AND
NET EARNINGS (LOSS) PER SHARE
(in thousands, except per share data)
(unaudited)

		Three months ended
		December 31,	September 30,	December 31,
		2008	2008	2007
GAAP net income (loss)		$(9,343)	$(4,570)	$2,492

Equity-based compensation expense under SFAS No. 123(R)	(1)	3,131	4,010	1,022

Restructuring	(2)	93	57	69

Amortization of purchased intangible assets	(3)	1,143	828	71

Non-GAAP net income (loss)		$(4,976)	$325	$3,654

Non-GAAP earnings (loss) per share:
Basic		$(0.18)	$0.01	$0.13
Diluted		$(0.18)	$0.01	$0.13

Shares used in earnings (loss) per share calculation:
Basic		28,371	27,936	27,149
Diluted		28,371	29,460	28,961

These adjustments reconcile the Company’s GAAP net income (loss) to the reported non-GAAP net income (loss). The Company believes that presentation of net income (loss) and net income (loss) per share excluding equity-based compensation, restructuring costs, and amortization of purchased intangible assets provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation is excluded from non-GAAP results because management believes it is useful to investors to understand how the expenses associated with SFAS No. 123(R) are reflected in net income (loss). Restructuring costs are excluded from non-GAAP financial results since they may not be considered directly related to our ongoing business operations. Amortization of purchased intangible assets, principally purchased technology, is excluded from non-GAAP financial results since it generally cannot be changed by management after an acquisition has occurred. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(1)	This represents equity-based compensation expense related to the Company’s adoption of SFAS No. 123(R) beginning October 1, 2005. For the three months ended December 31, 2008, equity-based compensation was $3.1 million, allocated as follows: $0.2 million to cost of revenues, $0.9 million to research and development, $0.4 million to sales and marketing and $1.6 million to general and administrative. For the three months ended September 30, 2008, equity-based compensation was $4.0 million, allocated as follows: $0.2 million to cost of revenues, $1.1 million to research and development, $0.5 million to sales and marketing and $2.2 million to general and administrative. For the three months ended December 31, 2007, non-cash equity-based compensation was $1.0 million, allocated as follows: $0.1 million to cost of goods sold, $0.2 million to research and development, $0.2 million to sales and marketing and $0.5 million to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS No. 123(R) are reflected in net income.

The quarter ended March 31, 2008 is the first quarter during in which the Company reported equity-based compensation expense under SFAS No. 123(R) in respect of stock options granted to the Company’s four most senior executives as approved by the Company’s stockholders on January 2, 2008 (the “Performance Options”). Of the $3.1 million of equity-based compensation for the three months ended December 31, 2008, $1.6 million was due to equity-based compensation expense which resulted from the grant of the Performance Options. Of the $4.0 million of equity-based compensation for the three months ended September 30, 2008, $2.0 million was due to equity-based compensation expense which resulted from the grant of the Performance Options. There was no such expense recorded during the three months period ended December 31, 2007.

(2)	The Company has incurred restructuring expenses, included in its GAAP presentation of operating expenses, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to formal restructuring plans approved by the Board of Directors in June 2006, September 2006, November 2006 and September 2007. For the three months ended December 31, 2008, costs related to exiting and terminating facilities leases totaled approximately $0.1 million due mainly to changes in the projected operating expenses over the remaining term of the leases. For the three months ended September 30, 2008, costs related to exiting and terminating facilities leases totaled approximately $0.1 million due mainly to an increase in the fiscal year 2003 restructuring reserve for the Irvine facility by $0.1 million due to projected increased operating expenses over the remaining term of the lease. For the three months ended December 31, 2007, severance and benefits totaled $0.1 million and cost related to exiting and terminating 2 facility lease totaled $0.1 million. These costs were partly offset when the Company decreased its fiscal year 2003 restructuring reserve for the Irvine facility by $0.1 million due to projected income from the signing of a new sublease over the remaining term of the lease. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past operational performance.

(3)	This represents amortization of purchased intangible assets, principally purchased technology, in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) and SFAS No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed” (“SFAS No. 86”). For the three months ended December 31, 2008, amortization of purchased intangible assets was $1.1 million allocated to cost of goods sold, which includes the amortization of the acquired assets from recent acquisitions. For the three months ended September 30, 2008, amortization of purchased intangible assets was $0.8 million allocated to cost of goods sold, which includes the amortization of the acquired assets from recent acquisitions. For the three months ended December 31, 2007, amortization of purchased intangible assets was $0.1 million allocated to cost of revenues. Future acquisitions may cause amortization expenses to be higher than these amounts.